EXHIBIT 99.1

NEWS RELEASE

July 18, 2003

KANKAKEE BANCORP, INC.

310 South Schuyler Avenue
P.O. Box 3	(815) 937-4440
Kankakee, IL 60901-0003	Fax: (815) 937-3674

For more information contact:	For Immediate Release
James M. Lindstrom
Chief Financial Officer

KANKAKEE BANCORP ANNOUNCES JAMES M. LINDSTROM

NAMED CHIEF FINANCIAL OFFICER

Kankakee, Illinois (July 18, 2003)—Kankakee Bancorp, Inc. (AMEX:KNK), announced today that James M. Lindstrom has joined the Company as Senior Vice President and Chief Financial Officer.

Mr. Lindstrom was formerly an advisor to the Board of Directors of Kankakee Bancorp, Inc. for its previously announced merger with Aviston Financial Corporation. Prior to advising Kankakee’s Board of Directors, Mr. Lindstrom was a private equity investor with Stolberg Equity Partners in Denver, Colorado. Prior to that, Mr. Lindstrom served in various management capacities at ChiRex Inc., a pharmaceutical services company. Mr. Lindstrom began his career as an investment banker with Credit Suisse First Boston. He has extensive experience in financial planning, capital raising, capital allocation, budgeting, risk management, and mergers and acquisitions. Mr. Lindstrom received his MBA in general management from The Tuck School of Business at Dartmouth College.

“Jim has demonstrated success in capital-optimization and wealth creation as equity principal, industrialist, and investment banker. His mergers and acquisitions expertise has been invaluable in the merger of KFSBank with the State Bank of Aviston,” said Michael A. Griffith, Chairman of the Board. “Jim’s skill set is highly complementary to the skills of the KFSBank management team, led by Thomas A. Daiber, who will be Chief Executive Officer upon completion of the merger,” Mr. Griffith added.

“Kankakee Bancorp has a long tradition of banking excellence in the Kankakee region. I look forward to helping deliver this high standard of service to the rest of Central Illinois,” Mr. Lindstrom said.

Kankakee Bancorp, Inc., and KFS Bank, F.S.B., are headquartered in Kankakee, Illinois, which is 60 miles directly south of downtown Chicago. In addition to its main office, the Bank operates fourteen branches in six surrounding counties. Kankakee Bancorp, Inc. recently announced a merger with Aviston Financial Corporation, which reported $98 million in total assets at March 31, 2003 and operates three locations in southwestern Illinois. As part of the transaction, Kankakee and Aviston will also combine their subsidiary banks, and the resulting institution will have approximately 210 employees. The merger of Kankakee and Aviston, which is subject to stockholder and regulatory approval, is expected to close later this year.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon belies, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (I) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets: (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.